Exhibit 10.8

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) is granted this ___ day of _______ 20__ (the “Grant Date”), by PATRICK INDUSTRIES, INC. (the “Company”), to ______________ (the “Optionee”), pursuant to the Patrick Industries, Inc. Omnibus Incentive Plan (the “Plan”), as the same may be amended from time to time. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Plan.
In consideration of the premises, mutual covenants and agreements herein, the Company and the Optionee agree as follows:
1.    Option Grant. The Company hereby grants to the Optionee an option (the “Option”) to purchase a total of ______________ (_____) shares of Common Stock of the Company (“Shares”) on the terms and conditions set forth herein. This Option shall not constitute an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
2.    Option Price. The purchase (exercise) price for each Share issuable upon exercise of this Option shall be $XX.XX per share, being not less than the Fair Market Value per Share (as determined under the Plan) on the Grant Date.
3.    Vesting. Subject to the provisions of paragraphs 4, 5, 6, and 9 hereof, this Option may be exercised (as described in paragraph 6 hereof) to a maximum cumulative amount of 25% of the total Shares on and after the first anniversary of the Grant Date, as to 25% of the total Shares on and after the second anniversary of the Grant Date, as to 25% of the total Shares on and after the third anniversary of the Grant Date, and as to 25% of the total Shares on and after the fourth anniversary of the Grant Date. The following schedule reflects the amounts and vesting dates in accordance with the schedule above:

Vesting Schedule
Vesting Date
Cumulative Percent	25%	50%	75%	100%
Cumulative Vested Shares

Notwithstanding anything to the contrary in this Agreement whether express or implied, in the event the Optionee’s Termination of Service with the Company or any Subsidiary, no further vesting (pro rata or otherwise) shall occur from and after the date of such Termination of Service.
    4.    Term. Subject to earlier termination as provided in paragraph 5 hereof, this Option shall terminate and be of no force or effect after 5:00 p.m. (Eastern Time), on the ninth (9th) anniversary of the Grant Date (the “Expiration Date”).
    5.    Effect of Termination of Service. For purposes of this Agreement, upon Optionee’s Termination of Service, this Option may be subject to lapse as provided in this Section 5.
(a)If Optionee has performed at least five (5) years of continuous services following the Grant Date as an employee, director or consultant of the Company or any of its subsidiaries, following Optionee’s Termination of Service, this Option shall terminate and lapse on the Expiration Date.
(b)If Optionee has performed less than five (5) years of continuous services following the Grant Date as an employee, director or consultant of the Company and its Subsidiaries, following Grantee’s Termination of Service, subject to and in accordance with Sections 5(b)(i), (ii), (iii), (iv) or (v), as applicable, (x) any then-unvested portion of this Option shall be immediately cancelled and forfeited by the Optionee for no consideration and (y) any then-vested portion of this Option shall terminate and lapse as follows:
(i) In the event of Optionee’s voluntary Termination of Service and subject to CEO discretion, this Option shall lapse on the earlier of (1) the last day of the ninety (90) day period beginning on the date of such Termination of Service or (2) the Expiration Date.
(ii) In the event of a Termination of Service by reason of Optionee’s death, Disability or Retirement, and subject to CEO discretion, this Option shall lapse on the earlier of (1) the last day of the one (1) year period beginning on the date of such Termination of Service or (2) the Expiration Date. For purposes of this Option, the term “Retirement” shall mean a retirement in accordance with any retirement plan then in effect for the Company or any of its Subsidiaries.
(iii) If the Optionee dies during the twelve (12) month period following a Termination of Service by reason of Disability or Retirement or during the ninety (90) day period following any other Termination of Service, and subject to CEO discretion, then notwithstanding paragraphs 5(i) and 5(ii) above, this Option shall lapse on the earlier of (1) the last day of the one year period beginning with the date of Optionee’s death or (2) the Expiration Date.
(iv) In the event of a Termination of Service for Cause, this Option shall lapse immediately upon the effective date of such Termination of Service.
(v) In the event of a Termination of Service without Cause, this Option shall continue to vest pursuant to the vesting schedule provided in Section 3 and the Option shall lapse on the Expiration Date.
6.    Exercise of Option.
(a)Subject to the terms and conditions of this Agreement and the Plan, this Option may be exercised, in whole or in part, to the extent then exercisable, at any time prior to its expiration as provided in paragraph 4 or 5 hereof. Any such exercise shall be affected by a written notice delivered to Corporate Human Resources at its principal executive office, in such form as the Company may prescribe, and shall be signed by the person or persons so exercising this Option. Any notice of exercise delivered under this paragraph 6 shall state the number of Shares in respect of which the Option is being exercised, and shall be accompanied by full payment for the Shares with respect to which this Option is exercised (in the manner permitted in paragraph 6(b) hereof). If this Option is exercised under paragraph 7 hereof following Optionee’s death or Disability by any person or persons other than the Optionee, then the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this Option.
(b)The exercise price of this Option (or portion thereof being exercised) is to be paid by having the Company retain from the Shares otherwise issuable upon exercise of this Option, a number of Shares having a Fair Market Value equal, as of the date of exercise, to the exercise price of this Option (a “net-exercise”) in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Committee.
(c)Exercise of this Option or any portion hereof is expressly conditioned on the Optionee providing the Company with a payment of the minimum amount of any federal, state or local taxes required by law to be withheld by the Company as the result of such exercise. If the Optionee does not make such tax withholding payment when requested, the Company may refuse to issue any Shares under this Option until arrangements satisfactory to the Company for such payment have been made. The Optionee may satisfy his withholding tax obligation, unless otherwise prohibited by law, by authorizing the Company to withhold from the Shares otherwise issuable to the Optionee in connection with such exercise that number of Shares (based on Fair Market Value) that would be necessary to satisfy the minimum required withholding taxes due upon such exercise. For the purpose of calculating the Fair Market Value of any Shares to be withheld to pay withholding taxes, the relevant measurement date shall be the date of exercise.
(d)This Option may be exercised only with respect to full shares, and no fractional Shares shall be issued.
7.    Nontransferability. This Option shall not be transferable other than by will or the laws of descent and distribution, and any permitted transferee shall take this Option subject to all of the terms hereof. During the lifetime of the Optionee, this Option may be exercised only by the Optionee or, in the case of the Optionee’s Disability, by the Optionee’s duly authorized representative. Following the death of the Optionee, this Option may be exercised only by the Optionee’s executor, administrator or permitted transferee as provided above. Without limiting the generality of the foregoing, this Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process, and any attempt to do so shall be void.
8.    Delivery of Certificates.
(a)    The Company shall not be required to issue or deliver any Shares purchased upon the exercise of this Option prior to the admission of such Shares to listing on any stock exchange on which Common Stock of the Company may at that time be listed. If at any time during the term of this Option the Company shall be advised by its counsel that the Shares deliverable upon an exercise of this Option are required to be registered under the Federal Securities Act of 1933 or any state securities law, or that delivery of such Shares must be accompanied or preceded by a Prospectus meeting the requirements of such Act, the Company will use its best efforts to effect such registration or provide such Prospectus not later than a reasonable time following each exercise of this Option, but delivery of Shares by the Company may be deferred until such registration is effected or such Prospectus is available. The Optionee agrees and acknowledges that this Option may not be exercised unless the foregoing conditions are satisfied. The Optionee shall have no interest in Shares covered by this Option unless and until certificates for said Shares are issued or the shares are issued in book entry.
(b)    No adjustment shall be made for dividends or other distributions made by the Company to its shareholders or other rights for which the record date is prior to the date on which the Optionee is admitted as a shareholder with respect to Shares that may be issued upon an exercise of this Option. Notwithstanding the preceding sentence, in the event of an extraordinary cash dividend or distribution, the Committee shall make appropriate and equitable adjustments to the remaining number of Shares subject to this Option and/or to the exercise price hereof as the Committee determines in its sole and reasonable discretion are necessary to prevent dilution of Optionee’s rights hereunder. The Committee’s determination with respect to any such adjustments under this paragraph 8 shall be conclusive and binding on the Optionee.
9.    Adjustment Provisions. If the Company shall at any time change the number of shares of its Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of Shares then remaining subject to purchase hereunder shall be changed in proportion to such change in issued shares and the option exercise price per share specified in paragraph 2 hereof shall be adjusted so that the total consideration payable to the Company upon the purchase of all Shares not theretofore purchased shall not be changed.
If, during the term of this Option, the Common Stock of the Company shall be changed into cash, securities, or evidences of indebtedness of another corporation, other property, or any combination thereof, whether as a result of reorganization, sale, merger, consolidation, or other similar transaction (a “Transaction”), the Company shall cause adequate provision to be made whereby (i) the Optionee shall thereafter be entitled to receive upon the due exercise of this Option with respect to any Shares then remaining subject to purchase hereunder, the cash, securities, evidences of indebtedness, other property, or any combination thereof the Optionee would have been entitled to receive for Shares acquired through exercise of this Option immediately prior to the effective date of such Transaction and (ii) if the Optionee’s employment is terminated without Cause following the Transaction and during the term of this Option, this Option shall become fully vested and fully exercisable with respect to any Shares then remaining subject to purchase hereunder for the balance of the Option term. For these purposes, “Cause” shall have the meaning set forth in an employment or similar agreement between the Optionee and the Company and, in the absence of any such employment or similar agreement including a definition of cause, shall mean (A) commission of an act of dishonesty, fraud, theft, or embezzlement, (B) substantial failure to perform the duties required by the Optionee’s employment or other service relationship or if Optionee fails to act as directed by the Board of Directors, or (C) material negligence or misconduct in the performance of those duties, all as determined by the Board of Directors of the Company. If appropriate, the exercise price of the shares or securities remaining subject to purchase following such Transaction may be adjusted, in each case in such equitable manner as the Committee may select.
If the Board of Directors of the Company determines that the Company is unable to cause adequate provision to be made to allow the Optionee to continue to benefit from this Option after the Transaction, this Option shall become fully vested and cancelled in exchange for a lump sum payment from the Company in an amount equal to the excess of the then Fair Market Value of the Company’s Common Stock with respect to any Shares then remaining subject to purchase hereunder as established in the Transaction over the option exercise price for such remaining Shares, less applicable taxes.
10.    Subject to the Plan. This Option shall be subject to and governed by all the terms and conditions of the Plan. A copy of the Plan is available for review by Optionee upon request to the Company’s Secretary and is hereby incorporated by reference. In the event of any discrepancy or inconsistency between the terms and conditions of this Option and of the Plan, the terms and conditions of the Plan shall control.
11.    Code Section 409A. This Option is intended to be exempt from Section 409A of the Code, and the regulations and guidance promulgated thereunder (“Section 409A”). Notwithstanding the foregoing or any provision of this Option to the contrary, if any provision of this Option contravenes Section 409A or could cause the Optionee to incur any tax, interest or penalties under Section 409A, the Committee may, in its sole discretion and without the Optionee’s consent, modify such provision to comply with, or avoid being subject to, Section 409A, or to avoid the incurrence of taxes, interest and penalties under Section 409A.
12.    No Assurance of Continued Employment by the Company. The granting of this Option is in consideration of the Optionee’s continuing as a Service Provider to the Company. Notwithstanding the foregoing, nothing in this Option shall confer upon the Optionee any right to continue as a Service Provider to the Company or affect the right of the Company to terminate the Optionee’s services (subject to the terms of any separate employment or other contract) at any time in the sole discretion of the Company, with or without cause.
13.    Interpretation. The interpretation and construction of any terms or conditions of the Plan, or of this Option or other matters related to the Plan by the Committee shall be final and conclusive.
14.    Enforceability. This Agreement shall be binding upon the Optionee and the Optionee’s estate, personal representative and beneficiaries.
15.    Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Indiana (regardless of the law that might otherwise govern under applicable Indiana principles of conflict of laws).
16.    Amendment. The terms and conditions of this Option may be amended by the mutual agreement of the Company and the Optionee or such other persons as may have an interest herein, evidenced in writing.
                [Signature page follows]

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement, and, by their respective signatures, each agrees to be bound by all of the terms and conditions set forth in the Plan and in the Agreement.

PATRICK INDUSTRIES, INC.

By: ____________________
Its: ____________________

Employee: (via electronic signature)